Independent Auditors' Report



The  Board  of  Directors
Palomar  Savings  and  Loan  Association:

We have audited the accompanying consolidated statements of financial condition of Palomar Savings and Loan Association and subsidiary (the Association) as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these Consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Palomar Savings and Loan Association and subsidiary as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                         KPMG  LLP





San  Diego,  California
December  14,  1998

                         PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                           Consolidated Statements of Financial Condition
                                     December 31, 1997 and 1996



                             ASSETS                                            1997         1996
                                                                            -----------  -----------
Cash and cash equivalents (note 1)                                          $ 6,734,021   9,100,168
Investments:
  Securities available-for-sale, at fair value (note 3)                       8,911,878   6,919,851
  Securities held-to-maturity, at amortized cost (fair values approximate
  $3,970,677 and $4,915,274 at December 31, 1997 and 1996, respectively)
  (note 2)                                                                    4,156,028   5,147,691
Loans receivable held-for investment, net (notes 4, 10 and 13)               55,921,150  55,449,537
Loans receivable held-for-sale (note 5)                                       1,298,888     957,861
Accrued interest and dividends receivable                                       405,670     411,090
Real estate owned, net (note 7)                                                  ------     426,648
Investments in real estate ventures, net (note 6)                                76,883      75,341
Premises and equipment, net (note 8)                                            127,159     150,058
Investment in Federal Home Loan Bank stock, at cost (note 10)                   512,000     481,600
Prepaid expenses and other assets (note 11)                                     390,520     543,425
Taxes receivable (note 11)                                                       72,968     390,586

                                                                            $78,607,165  80,053,856
                                                                            ===========  ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits (note 9)                                                         $72,438,633  72,500,010
  Borrowings from Federal Home Loan Bank (notes 4 and 10)                           ---   2,000,000
  Accounts payable and other liabilities                                        642,822     626,417
                                                                            -----------  -----------

Total liabilities                                                           $73,081,455  75,126,427
                                                                            -----------  -----------


Stockholders' equity (notes 15 and 16):
  Guarantee stock, $4 par value, 1,250,000 shares authorized
  648,186 issued and outstanding at December 31, 1997 and 1996              $ 2,469,908   2,469,908
  Capital in excess of par value                                              1,793,097   1,793,097
  Unrealized gains (losses) on securities available-for-sale, net                31,169      (6,400)
  Retained earnings, substantially restricted (Note 11)                       1,231,536     670,824
                                                                            -----------  -----------

Total stockholders' equity                                                  $ 5,525,710   4,927,429
                                                                            -----------  -----------

Commitments and contingencies (notes 4, 11 and 12)

                                                                            $78,607,165  80,053,856
                                                                            ===========  ===========


See  accompanying  notes  to  consolidated  financial  statements.

                    PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                            Consolidated Statements of Earnings
                           Years Ended December 31, 1997 and 1996


                                                                       1997         1996
                                                                    -----------  ----------
Interest income:
  Interest and fees on loans                                        $4,412,563   4,289,611
  Interest on mortgage-backed securities                               672,969     831,581
  Interest on federal funds sold                                       192,531     145,658
  Interest and dividends on investments                                265,012     381,006
                                                                    -----------  ----------

Total interest income                                                5,543,075   5,647,856
                                                                    -----------  ----------

Interest expense:
  Interest on deposits (note 9)                                      3,421,581   3,447,978
  Interest on borrowings                                                28,854     117,544
                                                                    -----------  ----------

Total interest expense                                               3,450,435   3,565,522
                                                                    -----------  ----------

Net interest income before provision  (credit) for loan losses       2,092,640   2,082,334
Provision (credit) for loan losses (note 4)                            (69,452)    215,488
                                                                    -----------  ----------

Net interest income after provision (credit) for loan losses         2,162,092   1,866,846
                                                                    -----------  ----------

Non-interest income (expense):
  Gain on real estate ventures (note 6)                                 10,740      17,499
  Net gain on sale of loans                                            288,714      31,011
  (Losses) gains on sale of securities available-for-sale (note 3)     (12,019)     13,543
  Gain on sale of real estate investment                                 3,809      94,995
  Gain on early retirement of securities held-to-maturity (note 2)
  Loan servicing fee income                                             81,617      93,363
  Other fees and charges                                                93,862     105,735
                                                                    -----------  ----------

Total non-interest income                                              466,723     356,146
                                                                    -----------  ----------

General and administrative:
  Salaries and related personnel costs                                 805,089     734,812
  Premises and occupancy costs                                         227,295     212,464
  SAIF insurance                                                        93,093     715,459
  REO expenses                                                          70,700      11,049
  Professional services                                                 81,017     105,161
  Data Processing                                                       89,643      88,386
  Advertising                                                           56,178      36,452
  Other                                                                487,088     333,058
                                                                    -----------  ----------

Total general and administrative                                    $1,910,103   2,236,841
                                                                    -----------  ----------

Earnings (loss) before income taxes                                    718,712     (13,849)
Income tax expense (benefit) (note 11)                                 158,000    (112,000)
                                                                    -----------  ----------

Net earnings                                                        $  560,712      98,151
                                                                    ===========  ==========

Basic and diluted earnings per share                                      0.87        0.15
                                                                    ===========  ==========

See  accompanying  notes  to  consolidated  financial  statements

                         PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                           Consolidated Statements of Stockholders' Equity
                               Years Ended December 31, 1997 and 1996



                                                            Unrealized
                                                              gains
                                                           (losses) on
                                                            securities     Retained
                                               Capital in   available-     earnings         Total
                           Guarantee Stock     excess of    for-sale,    substantially  stockholders'
                         --------------------
                          Shares    Amount     par value       net        restricted       equity
                         --------  ----------  ----------  ------------  -------------  -------------

Balance at
  December 31, 1995       648,186  $2,469,908   1,793,097       (7,816)        572,673      4,827,862

Change in unrealized
 gains (losses) on
 securities available-
 for-sale, net (note 3)        --          --          --        1,416              --          1,416

Net earnings                   --          --          --           --          98,151         98,151
                         --------  -----------  ----------  ------------  -------------  -------------

Balance at
 December 31, 1996        648,186  $2,469,908   1,793,097       (6,400)        670,824      4,927,429


Change in unrealized
 gains (losses) on
 securities available-
 for-sale, net (note 3)        --          --          --       37,569              --         37,569

Net earnings                   --          --          --           --         560,712        560,712
                         --------  -----------  ----------  ------------  -------------  -------------


Balance at
 December 31, 1997        648,186  $2,469,908   1,793,097       31,169       1,231,536      5,525,710
                         ========  ==========  ==========  ============  =============  =============

See  accompanying  notes  to  consolidated  financial  statements.

                         PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                                Consolidated Statements of Cash Flows
                               Years Ended December 31, 1997 and 1996


                                                                              1997          1996
                                                                          -------------  -----------

Cash flows from operating activities:
  Net earnings                                                            $    560,712       98,151
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization                                              32,239       39,438
     (Credit) provision for loan losses                                        (69,452)     215,488
     Provisions for losses on real estate owned                                 70,211       15,784
     Provisions for deferred income taxes                                       53,000      114,000
     Net gain on sale of loans                                                (288,714)     (31,011)
     Losses (gains) on sale of securities available-for-sale                    12,019      (13,543)
     Gain on early retirement of securities held-to-maturity                    (3,809)         ---
     Net loss (gain) on sale of real estate owned                                1,434      (23,733)
     Gain on sale of real estate investment                                        ---      (94,995)
     Gain on real estate ventures                                              (10,740)     (17,499)
     Federal Home Loan Bank capital stock dividends                            (30,400)     (30,200)
     Increase in deferred fees                                                   2,559          545
     Decrease in net other assets and liabilities                              420,048      532,531
                                                                          -------------  -----------

                    Net cash provided by operating activities             $    749,107      804,956
                                                                          -------------  -----------

Cash flows from investing activities:
  Loan originations held-for-investment, net of principal repayments      $   (379,636)    (975,157)
  Purchase of securities held-to-maturity                                          ---   (1,725,156)
  Purchase of securities available-for-sale                                 (6,838,572)  (5,954,473)
  Proceeds from sale of securities available-for-sale                        4,109,080   12,180,546
  Proceeds from early retirement of securities held-for-maturity             1,000,000          ---
  Principal repayments on investments                                          778,187    1,409,900
  Proceeds from sale of loans                                               17,630,810    3,370,489
  Loans originated for sale                                                (17,708,207)  (4,297,339)
  Purchase of premises and equipment                                            (9,740)     (32,496)
  Repayments from real estate ventures, net                                      9,198       99,842
  Additions to real estate owned                                                (9,211)     (10,054)
  Proceeds from sale of real estate owned                                      364,214      810,009
  Proceeds from sale of real estate investments                                    ---       94,995
  Redemption of Federal Home Loan Bank stock                                       ---      195,000
                                                                          -------------  -----------

                    Net cash provided by (used in) investing activities   $ (1,053,877)   5,166,106
                                                                          -------------  -----------

Cash flows from financing activities:
  Net decrease in deposits                                                $    (61,377)  (1,502,160)
  Net decrease in borrowings from Federal Home Loan Bank                    (2,000,000)         ---
                                                                          -------------  -----------

Net Cash Used in Financing Activities                                       (2,061,377)  (1,502,160)
                                                                          -------------  -----------
Net increase (decrease) in cash and cash equivalents                      $ (2,366,147)   4,468,902
Cash and cash equivalents at beginning of period                             9,100,168    4,631,266
                                                                          -------------  -----------

Cash and cash equivalents at end of period                                $  6,734,021    9,100,168
                                                                          =============  ===========

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                Consolidated Statements of Cash Flows, Continued
                     Years Ended December 31, 1997 and 1996



                                                                           1997         1996
                                                                        -----------  ----------

Supplemental disclosure of cash flow information:
  Cash (received) paid during the period for:
    Income taxes                                                        $ (231,700)    819,300
                                                                        ===========  ==========

    Interest                                                            $3,462,406   3,605,459
                                                                        ===========  ==========

Supplemental disclosure of noncash investing and financing activities:
    Transfers from loans to real estate owned                                  ---     602,651
                                                                        ===========  ==========


    (Decrease) increase in net unrealized losses on securities
     available-for-sale                                                 $   56,869      (4,047)
                                                                        ===========  ==========

See  accompanying  notes  to  consolidated  financial  statements

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996

(1)     Basis  of  Presentation  and  Summary of Significant Accounting Policies

     Palomar Savings and Loan Association is a state-chartered savings and loan association and is subject to supervision by the Office of Thrift Supervision
(the OTS), the Federal Deposit Insurance Corporation (the FDIC) and the California Department of Savings and Loans. Palomar Savings and Loan Association is engaged primarily in the business of mortgage loan origination in San Diego and Riverside counties.

     (a)     Principles  of  Consolidation

     The accompanying consolidated financial statements include the accounts and transactions of Palomar Savings and Loan Association and its wholly-owned subsidiary, Palomar Service Corporation (the Association). Intercompany transactions and balances have been eliminate din consolidation.

     (b)     Securities  Held-to-Maturity  and  Securities  Available-for-Sale

     Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Association has the ability at the time of purchase to hold securities until maturity, they are classified as held-to-maturity. Securities held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to maturity of the related security. Securities to be held for indefinite periods of time, but not necessarily to be held-to-maturity or on a long-term basis are classified as available-for-sale and carried at fair value with unrealized gains or losses reported as a separate component of stockholders' equity, net of applicable income taxes. Realized gains or losses on the sale of securities available-for-sale, if any, are determined using the adjusted cost of the specific securities sold. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, prepayment risk and other related factors.

     (c)     Loan  Interest  Income

     Interest on loans is credited to income as earned. Accrued interest on loans 90 days or more contractually delinquent or in foreclosure is reversed. Loans are restored to accrual status when the loan becomes both well-secured and management believes both principal and interest are collectible.

     (d)     Loan  Fee  Income

     Loan fees and certain direct loan origination costs are deferred, and the net fees or costs are recognized as an adjustment to interest income over the contractual life of the loans using a method which approximates the interest method. The amortization of loan fees is discontinued on nonaccrual loans when, in management's judgment, a reasonable doubt exists as to the collectibility of the loans in the normal course of business.

     (e)     Loans  Receivable  Held-for-Sale

     Loans receivable held-for-sale are stated at the lower of cost or market as determined by outstanding commitments from investors or current investor-yield requirements calculated on an aggregate basis.


                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996



     (f)     Allowance  for  Loan  Losses

     The allowance for loan losses is available for future loan charge-offs. Many factors are collectively weighed by management in determining the adequacy of the allowance, including management's review of the extent of the existing risks in the loan portfolio and prevailing economic conditions.

     Management believes that the allowance for loan losses is adequate. While management uses available information to recognize estimated losses on loans, future additions to the allowance may be necessary based on changes in economic conditions and the repayment capabilities of the borrowers. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowance for losses on loans. Such agencies may require the Association to recognize additions to the allowance based on their judgments related to information available to them at the time of their examinations.

     Through its internal asset review function, the Association identifies and measures its impaired loans by using the fair value of the collateral. Management will establish an allowance for loan losses when the carrying value of a loan identified as being impaired is less than the fair value of the collateral.

     (g)     Real  Estate  Owned

     Real estate owned is recorded at fair value at the date of acquisition. Fair value is based upon current appraisals less estimated selling costs. Write-downs to fair value at the time of acquisition of the real estate, if any, are made by a charge to the allowance for loan losses. Any subsequent write-downs are charged against operating expenses and recognized as a valuation allowance. Subsequent increases in the fair value of the asset less estimated selling costs reduces the valuation allowance and are credited to income. Operating expenses of such properties, net of related income, are included in other expenses.

     (h)     Real  Estate  Ventures

     The Association accounts for its investment in real estate ventures on the equity method (Note 6).

     (I)     Premises  and  Equipment

     Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to twenty years. Leasehold improvements are amortized over the shorter of their remaining useful lives or the remaining terms of the lease.



                                   (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


     (j)     Income  Taxes

     The Association accounts for income taxes under the asset and liability method of accounting for income taxes whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (k)     Cash  and  Cash  Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks, federal funds sold, and certificates of deposit with original maturities of three months or less. Generally, federal funds sold are held for one-day periods. A summary of cash and cash equivalents at December 31, 1997 and 1996 are as follows:

                                1997       1996
                           ---------  ---------

Cash                       $1,484,021  1,500,168
Federal funds sold          4,100,000  4,600,000
Certificates of deposit     1,150,000  3,000,000
                           ----------  ---------


Cash and cash equivalents  $6,734,021  9,100,168
                           ==========  =========


     (l)     Use  of  Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenue, costs of revenue and expenses during the reported period. Actual results could differ from those estimates.

     (m)     New  Accounting  Pronouncements

     In June 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("Statement 125"). Statement 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be applied prospectively. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of Statement 125 did not have a material impact on the Association's financial position, results of operations or liquidity. (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


In December, 1996, the FASB issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125" ("Statement 127"). Statement 127 defers for one year the effective date of certain provisions of Statement 125. Management of the Association does not expect the adoption of Statement 127 to have a material impact on the Association's financial position, the results of operations or liquidity.

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("Statement 130"), which establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. Statement 130 requires the display of comprehensive income and its components in a financial statement that is displayed in equal prominence with other financial statements that constitute a full set of financial statements. The statement does not require, however, a specific format for the financial statement but requires the display of net income as a component of comprehensive income in that financial statement. Enterprises may elect to display comprehensive income and its components in one or two statements of financial performance or in a statement of changes in equity. If an enterprise chooses to display comprehensive income in a statement of changes in equity, that statement must be presented as part of a full set of financial statements and not in the notes to the financial statements. Statement 130 is effective for interim and annual periods beginning after December 15, 1997. Earlier application is permitted. Comparative financial statements provided for earlier periods are required to be reclassified to reflect application of the provisions of the Statement. Management of the Association does not anticipate that the adoption of statement 130 will have a material impact on the Association's financial position, results of operations or liquidity.

In  June  1997,  the FASB issued Statement of Financial Accounting Standards No.
131. "Disclosures about Segments of an Enterprise and Related Information" (Statement 131), which establishes standards for reporting standards for reporting financial and descriptive information about an enterprise's operating segments in its annual financial statements and selected segment information in interim financial reports. Reclassification or restatement of comparative financial statements or financial information for earlier periods is required upon adoption of Statement 131. Statement 131 is effective for fiscal years beginning after December 15, 1997. Management of the Association does not anticipate that the adoption of Statement 131 will have a material impact on the Association's financial position, results of operation or liquidity.



                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996




(2)     SECURITIES  HELD-TO-MATURITY

     Mortgage-backed securities are guaranteed by U.S. Government agencies. Securities held-to-maturity, net of related discounts and premiums, consist of the following:

                                              1997
                           ------------------------------------------------
                                       Gross       Gross        Approximate
                            Amortized  unrealized  unrealized   fair
                            cost       gains       losses       value
                           ----------  ----------  -----------  -----------


Federal National Mortgage  $3,419,885         ---    (187,021)    3,232,864
  Association REMICs

FNMA bonds                    736,143       1,670         ---       737,813
                           ----------  ----------  -----------  -----------

                           $4,156,028       1,670    (187,021)    3,970,677
                           ==========  ==========  ===========  ===========

                                               1996
                           -----------------------------------------------

                                       Gross       Gross        Approximate
                            Amortized  unrealized  unrealized   fair
                            cost       gains       losses       value
                           ----------  ----------  -----------  -----------


Federal National Mortgage
  Association REMICs       $3,421,378         ---    (245,948)    3,175,430

FNMA bonds                  1,726,313      13,531         ---     1,739,844
                           ----------  ----------  -----------  -----------


                           $5,147,691      13,531    (245,948)    4,915,274
                           ==========  ==========  ===========  ===========


Proceeds from the early retirement of securities held-to-maturity during the year ended December 31, 1997 were $1,000,000 and resulted in a gross gain of $3,809.

There were no sales of securities held-to-maturity during the years ended December 31, 1997 and 1996.

Mortgage-backed securities included above have contractual terms to maturity, but require periodic payments to reduce principal. In addition, expected maturities will differ from contractual maturities because borrowers have the right to prepay the underlying mortgages.


                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


(3)     SECURITIES  AVAILABLE-FOR-SALE

     Mortgage-backed  securities  are guaranteed  by  U.S.  Government agencies.

     The mutual funds in which the Association has invested, invests primarily in adjustable-rate mortgage securities.

     The amortized cost, gross unrealized gains and losses and approximate fair value of securities available-for-sale at December 31, 1997 and 1996 are as follows:

                                                   1997
                               -----------------------------------------------

                                           Gross       Gross       Approximate
                                Amortized  unrealized  unrealized  fair
                                cost       gains       losses      value
                               ----------  ----------  ----------  -----------

Government National Mortgage
 Association participation
 certificates                  $3,838,357      35,396         ---    3,873,753

Federal National Mortgage
 Association and Federal Home
 Loan Mortgage Corporation
 participation certificates     4,276,174       9,585         ---    4,285,759
U.S. Treasury Securities          750,178       2,188         ---      752,366
                               ----------  ----------  ----------  -----------

                               $8,864,709      47,169         ---    8,911,878
                               ==========  ==========  ==========  ===========


                                                  1996
                               ----------------------------------------------

                                          Gross       Gross        Approximate
                               Amortized  unrealized  unrealized   fair
                               cost       gains       losses       value
                               ----------  ----------  -----------  -----------


Federal Home Loan Mortgage
  Corporation REMICs           $1,215,670         ---     (31,843)    1,183,827
Government National Mortgage
 Association participation
 certificates                   4,142,624      28,331         ---     4,170,955
Federal National Mortgage
 Association and Federal Home
 Loan Mortgage Corporation
 participation certificates       584,607         ---        (149)      584,458
Mutual Funds                      986,650         ---      (6,039)      980,611
                               ----------  ----------  -----------  -----------


                               $6,929,551      28,331     (38,031)    6,919,851
                               ==========  ==========  ===========  ===========


                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


     Proceeds from the sale of securities available-for-sale during 1997 were $4,109,080 resulting in gross gains and losses of $27,560 and $39,579, respectively. Proceeds from the sale of securities available-for-sale during 1996 were $12,180,546 resulting in gross gains and losses of $33,020 and $19,477, respectively.

     Mortgage-backed securities included above have contractual terms to maturity, but require periodic payments to reduce principal. In addition, expected maturities will differ from contractual maturities because borrowers have the right to prepay the underlying mortgages.

(4)     LOANS  RECEIVABLE  HELD-FOR-INVESTMENT

     Loans receivable held-for-investment at December 31, 1997 and 1996 are summarized as follows:

                                               1997        1996
                                           -----------  ----------

Single-family residential                  $39,301,014  38,077,700
Construction of single-family residential          ---     107,250
Multi-family residential                     3,948,629   3,394,696
Nonresidential                              11,782,970  12,585,199
Land                                         1,234,202   1,877,456
Loans secured by savings accounts               54,857     215,632
Consumer and commercial                        534,910     313,648
                                           -----------  ----------

                                            56,856,582  56,571,581

Less:
  Undisbursed loan funds                           ---         171
  Deferred loan fees                           154,432     151,873
  Allowance for loan losses                    781,000     970,000
                                           -----------  ----------

                                           $55,921,150  55,449,537
                                           ===========  ==========


     The majority of the Association's loans are made to finance the purchase of single-family homes in southern California. These loans are collateralized by the related property, and management intends for loan-to-value ratios not to exceed 95% upon origination.

     Real estate construction loans are made primarily to builder-owners of individual homes, generally in San Diego and Riverside Counties. Construction loans are collaterilized by the related property and management intends for the loan-to-value ratios not to exceed 75% upon origination.

     The Association's nonresidential loans are secured by office buildings, small shopping centers and small industrial centers in San Diego County.






                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


     The Association has established a monitoring system for its loans in order to identify potential problem loans and to permit the periodic evaluation of impairment and the adequacy of the allowance for loan losses in a timely manner. Impaired loans included in the Association's loan portfolio were $930,000 and $1,659,000 at December 31, 1997 and 1996, respectively. At December 31, 1997 and 1996, $16,000 and $1,312,000 respectively, of these loans were assigned specific allowances totaling $16,000 and $304,000, respectively. During the years ended December 31, 1997 and 1996, the average balance of impaired loans was $1,155,000 and $1,675,000, respectively, and $77,000 and $130,000 of interest was recognized on these loans on a cash basis in accordance with Association policy, respectively. During the years ended December 31, 1997 and 1996, $73,000 and $105,000 of interest was recognized using the accrual method of impaired loans, respectively.

     At December 31, 1997 and 1996, Troubled Debt Restructurings ("TDR's") amounted to $914,000 and $1,395,000, respectively. The Association has not committed to lend any additional funds on TDR's and TDR's are current in accordance with their modified terms. Interest recorded on TDR's for the years ended December 31, 1997 and 1996 totaled $68,000 and $103,000, respectively.

     A summary of the activity in the allowance for loan losses, which includes provisions for impaired loans, is as follows:

Balance at December 31, 1995  $891,000
  Provision                    215,488
  Charge-offs                 (136,488)
                              ---------

Balance at December 31, 1996   970,000

  Credit                       (69,452)
  Charge-offs                 (119,548)
                              ---------

Balance at December 31, 1997  $781,000
                              =========



     During the year ended December 31, 1997, the Association recaptured $90,225 of what had been previously provided for as a specific reserve. During the year, the related loan receivable was paid off in full, and the excess of the specific reserve over the actual loss incurred was recognized into income.

     Nonaccrual loans amounted to $455,000 and $16,000 at December 31, 1997 and 1996, respectively. The additional interest that would have been earned on these loans during the years ended December 31, 1997 and 1996, if nonaccrual loans had been on a current basis in accordance with their original terms, was approximately $17,300 and $300 respectively.

     The Association services loans for others approximating $20,088,000 and $23,482,000 at December 31, 1997 and 1996, respectively.




                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


     The Association has pledged real estate loans held for investment approximating $23,100,000 and $26,000,000 at December 31, 1997 and 1996 to
secure  advances  from  the  Federal  Home  Loan  Bank  (Note  10).

(5)     LOANS  RECEIVABLE  HELD-FOR-SALE

     Loans receivable held-for-sale at December 31, 1997 and 1996 are summarized as follows:

                                    1997      1996
                                 ----------  -------

Single-family residential loans  $1,298,888  957,861
                                 ==========  =======



(6)     INVESTMENT  IN  REAL  ESTATE  VENTURES

     The Association had entered into a certain venture agreement with a real estate developer for the acquisition, development and sale of commercial and single-family lots. The Association had a 50% interest in the venture through its 49.5% limited partnership interest in the venture and its 50% stock ownership in the 1% general partner.

     Investments in and advances to real estate ventures at December 31, 1997 and 1996 are summarized as follows:

                                      1997     1996
                                    --------  -------
Investments in real estate venture  $79,883   83,341
Allowance for losses                 (3,000)  (8,000)
                                    --------  -------

                                    $76,883   75,341
                                    ========  =======


     Activity in the allowance for losses on investments in and advances to real estate ventures is summarized as follows:

Balance at December 31, 1995  $ 18,000
  Reduction                    (10,000)
                              ---------

Balance at December 31, 1996     8,000
  Reduction                     (5,000)
                              ---------

Balance at December 31, 1997  $  3,000
                              =========



                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


     Gain on real estate ventures at December 31, 1997 and 1996 is comprised of the following:

                                               1997     1996
                                              -------  ------

Reduction of loss provisions and write-downs
  of real estate                              $ 5,000  10,000
Income from operations                          5,740   7,499
                                              -------  ------

                                              $10,740  17,499
                                              =======  ======



     Under the provisions of the Financial Institution Reform, Recovery and Enforcement Act ("FIRREA") signed into law in August 1989, state-chartered savings associations can no longer engage directly in the business of real estate development activities and, in general, must divest themselves of such investments as quickly as can be prudently done.

     At December 31, 1997, the Association's remaining venture interest is Rancho California Associates I, owned by the Association's wholly-owned subsidiary, Palomar Service Corporation.

     Combined unaudited summary financial information of the ventures is as follows:


                      ASSETS                           December 31, 1997   December 31, 1996
                                                       ------------------  -----------------

Cash                                                   $               61             11,194
Interest receivable                                                   ---              1,223
Real estate held for sale or development, at lower of
  cost or market                                                  158,700            158,700
                                                       ------------------  -----------------

                                                       $          158,761            171,117
                                                       ==================  =================

LIABILITIES AND EQUITY

Accrued liability                                                     ---              5,218
Equity:
  Association                                          $           79,380             82,949
  Others                                                           79,381             82,950
                                                       ------------------  -----------------

                    Total equity                       $          158,761            165,899
                                                       ------------------  -----------------

                    Total liabilities and equity       $          158,761            171,117
                                                       ==================  =================




                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996



                                                              Year ended           Year ended
                                                           December 31, 1997   December 31, 1996
                                                          -------------------  ------------------
Operations:
  Sales                                                                  ---             181,683
  Cost and expenses                                                      ---            (180,523)
                                                          -------------------  ------------------

                                                                                           1,160

Interest income                                           $           13,739              13,226
Other                                                                 (1,477)              3,811
                                                          -------------------  ------------------

                    Equity in income from joint ventures  $           12,262              18,197
                                                          ===================  ==================




(7)     REAL  ESTATE  OWNED

     A summary of real estate owned by property type at December 31, 1996 is as follows:

Single-family              $126,971
Nonresidential              369,677
                           ---------

                           $496,648

Loss allowance for losses   (70,000)
                           ---------

                           $426,648
                           =========



     There  was  no  real  estate  owned  at  December  31,  1997.

     Activity  in  the  allowance  for  losses  on REO is summarized as follows:

Balance at December 31, 1995  $       69,000
  Provision for loss                  15,784
  Charge-offs                        (14,784)
                              ---------------

Balance at December 31, 1996          70,000
  Provision for loss                  70,211
  Charge-offs                       (140,211)
                              ---------------

Balance at December 31, 1997             ---
                              ===============



                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


(8)     PREMISES  AND  EQUIPMENT

     Premises and equipment at December 31, 1997 and 1996 are summarized as follows:

                                                   1997       1996
                                                ----------  ---------

Premises                                        $ 174,666    174,666
Office fixtures and equipment                     460,825    453,915
                                                ----------  ---------

                                                  635,491    628,581

Less accumulated depreciation and amortization   (508,332)  (478,523)
                                                ----------  ---------


                    Total                       $ 127,159    150,058
                                                ==========  =========



(9)     DEPOSITS

     Deposits  at  December  31,  1997  and  1996  are  summarized  as  follows:

                                          1997                       1996
                                --------------------------  -------------------------
                                               Weighted-                  Weighted-
                                  Amount     average rate     Amount    average rate
                                -----------  -------------  ----------  -------------

Non-interest bearing  deposits  $   463,762           ---      357,168           ---
NOW accounts                      5,595,494          1.40%   4,756,568          1.42%
Money market deposit accounts    12,864,329          2.59%  11,741,281          2.66%
Certificates of Deposit          53,515,048          5.67%  55,644,993          5.55%
                                -----------  -------------  ----------  -------------


          Total deposits        $72,438,633          4.76%  72,500,010          4.78%
                                ===========  =============  ==========  =============


     Certificates of deposit with balances of $100,000 or more amounted to approximately $14,066,000 and $12,391,000 at December 31, 1997 and 1996,
respectively.

     Included in deposits are certificates of deposit scheduled to mature as follows:

YEAR ENDING DECEMBER 31,
------------------------

1998                      $447,453,545
1999                         4,307,827
2000                         1,753,676
                          ------------

                          $ 53,515,048
                          ============



                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996




     Interest  on  deposits  is  summarized  as  follows:

                             Year ended         Year ended
                         December 31, 1997   December 31, 1996
                         ------------------  -----------------

NOW                      $           66,456             57,975
Money Market                        303,923            348,920
Certificates of Deposit           3,051,202          3,041,083
                         ------------------  -----------------


                         $        3,421,581          3,447,978
                         ==================  =================


(10)     INVESTMENT  IN  AND  BORROWINGS  FROM  FEDERAL  HOME  LOAN  BANK

     The Association had borrowings of $2,000,000 outstanding from the FHLB at December 31, 1996. This borrowing was secured by real estate loans and matured in August 1997.

     In addition, the Association has a line of credit agreement with the Federal Home Loan Bank (FHLB). Advances are to be secured by real estate loans and by its investment in FHLB stock and are due on demand. The interest rate is variable and is to be adjusted daily based on a rate established by FHLB. At
December 31, 1997, the Association had no outstanding advances under this line of credit.

     As a member of the FHLB system, the Association is required to own capital stock in the FHLB of San Francisco in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts and similar obligations at the end of each year, or 5% of its advances from the FHLB of San Francisco. The Association's investment in FHLB stock at December 31, 1997 and 1996 amounted to $512,000 and $481,600, at cost, respectively. The FHLB stock is subject to credit risk if it should become permanently impaired.





                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


(11)     INCOME  TAXES

     The components of income taxes (benefit) at December 31, 1997 and 1996 consist of the following:

                                                     1997       1996
                                                  ----------  ---------
Current income taxes
  Federal                                         $ 103,000   (237,000)
  State                                               2,000     11,000
                                                  ----------  ---------

                                                    105,000   (226,000)
                                                  ----------  ---------

Deferred income taxes:
  Federal                                           250,000    246,000
  State                                              81,000     24,000
                                                  ----------  ---------

                                                    331,000    270,000
                                                  ----------  ---------

Change in valuation allowance                      (261,000)  (158,000)
Taxes allocated to stockholders' equity             (17,000)     2,000
                                                  ----------  ---------

                    Income tax expense (benefit)  $ 158,000   (112,000)
                                                  ==========  =========



     A reconciliation between the expected income taxes computed using the federal income tax rate of 34% to taxes actually provided is set forth below:

                                                      Year ended           Year ended
                                                   December 31, 1997   December 31, 1996
                                                  -------------------  ------------------
"Computed" expected income tax expense (benefit)  $          244,000              (5,000)
State franchise taxes, net of federal benefit                 55,000               1,000
Increase (decrease) in valuation allowance
  Decrease in valuation allowance                           (261,000)           (158,000)
  Prior year state tax assessment                                ---              11,000
  Other                                                      120,000              39,000
                                                  -------------------  ------------------
                    Total income taxes            $          158,000            (112,000)
                                                  ===================  ==================





                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities under SFAS No. 109 at December 31, 1997 and 1996 are as follows:

                                                              1997       1996
                                                           ----------  ---------
Deferred tax assets:
  Write-downs and losses from joint venture activities     $  61,000     62,000
  Gains and losses from real estate owned                        ---     27,000
  Allowance for loan losses                                  301,000    396,000
  Reserve for securities available-for-sale                   21,000      4,000
  Fixed assets due to differences in depreciation methods      2,000      4,000
  SAIF assessment                                                ---    210,000
  Other                                                       30,000     32,000
  Net operating loss carryforward-state                       87,000     93,000
                                                           ----------  ---------

                    Total gross deferred tax assets          502,000    828,000

  Less valuation allowance                                  (172,000)  (433,000)
                                                           ----------  ---------

                    Net deferred tax assets                  330,000    395,000
                                                           ----------  ---------


Deferred tax liabilities:
  Federal Home Loan Bank dividends                           (69,000)   (56,000)
  Deferred loan fees                                         (63,000)   (88,000)
                                                           ----------  ---------

                    Total gross deferred tax liabilities    (132,000)  (144,000)
                                                           ----------  ---------

                    Net deferred tax asset                 $ 198,000    251,000
                                                           ==========  =========

     Based upon the level of historical taxable income, net operating loss carrybacks, tax planning strategies available to the Association and projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Association will receive the benefits of these deductible differences, net of the existing valuation allowance at December 31, 1997 and 1996, respectively.

     At December 31, 1997, the Association had $1,290,000 in operating loss carryforwards for state income tax purposes. The Association had no operating loss carryforwards for federal tax purposes.

     Under the Internal Revenue Code, the Association is allowed a special bad debt deduction related to additions to tax bad debt reserves established for the purpose of absorbing losses. This deduction amount represents an allocation of income to bad debt reserves for tax computation purposes. The amount of the bad debt reserves, for which income taxes have not been accrued, included in retained earnings is $446,452 at December 31, 1997.


                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996


(12)     COMMITMENTS

     The Association leases its facilities under a noncancelable operating lease. Annual future minimum lease payments as of December 31 are as follows:

YEAR ENDING DECEMBER 31,
---------------------------------------------------------------------

1998                                                                   $  153,900
1999                                                                      153,900
2000                                                                      153,900
2001                                                                      153,900
2002                                                                      153,900
Thereafter                                                                744,044
                                                                       ----------

                                                                       $1,513,544
                                                                       ==========


     Rent expense for the years ended December 31, 1997 and 1996 was $152,200 and $148,600 respectively.

     At December 31, 1997, the Association had commitments to originate loans of $1,580,000. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These commitments expire in less than one year and the Association anticipates no loss on the fulfillment of these commitments. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

(13)     RELATED  PARTY  TRANSACTIONS

     In the normal course of business, the Association accepts deposits and makes loans to certain officers, directors and employees under terms consistent with its general interest rates and lending policies.

     Certain officers, directors, employees and their affiliated companies maintain savings accounts at the Association, which amounted to $953,699 and $838,407 at December 31, 1997 and 1996, respectively.

     The Association has loans outstanding to directors and employees at December 31, 1997 aggregating $345,579. Activity was as follows:

Balance at December 31, 1995  $ 534,271
  Additions                      15,422
  Repayments                    (18,681)
                              ----------


Balance at December 31, 1996    531,012
  Repayments                   (185,433)
                              ----------


Balance at December 31, 1997  $ 345,579
                              ==========

                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996



(14)     WHOLLY-OWNED  SUBSIDIARY

     The accompanying consolidated financial statements include the accounts and transactions of the Association's wholly-owned subsidiary, Palomar Service
Corporation. Palomar Service Corporation's condensed financial information is summarized as follows:

                                   CONDENSED BALANCE SHEETS



                                                       December 31,           December 31,
                   ASSETS                                  1997                   1996
Cash                                              $                  8,598             20,537
Note receivable                                                     24,866             27,200
Investment in joint venture                                         77,980             81,157
                                                  ------------------------  -----------------

                                                  $                111,444            128,894
                                                  ========================  =================

           STOCKHOLDER'S EQUITY

Stockholder's equity                                               111,444            128,894
                                                  ========================  =================



                                CONDENSED STATEMENTS OF EARNINGS

                                                                      Year ended
                                                                     December 31,
                                                           1997                   1996
                                                  ------------------------  -----------------

Trustee fee income                                $                  2,760              2,055
Interest income                                                      2,467              2,439
Corporation's share of income from operations of
  joint venture                                                      6,022             11,112
                                                  ------------------------  -----------------

                    Net earnings                  $                 11,249             15,606
                                                  ========================  =================




                                                                     (Continued)

               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996




(15)     STOCK  TRANSACTIONS

     The Association has an employee stock ownership plan (the "Plan"), which is available to all employees who are 21 years of age or older and who have completed at least one year of service with the Association. The purpose of the Plan is to establish a fund from contributions made by the Association. The funds will be used by the trustee (certain members of the Board of Directors) to purchase the Association's guarantee stock from time to time. The contribution by the Association to the Plan is determined annually based on a percentage of eligible compensation, up to a maximum of 15%, as determined by the Board of Directors. There was no contribution for the year ended December 31, 1997. For the year ended December 31, 1996, the rate was 2% of eligible compensation, which resulted in a contribution of $10,334. The contributions are expensed at the time they are made. The total number of shares in the ESOP at December 31, 1997 and 1996 are 28,649. The ESOP purchased no shares from the Association in 1997 or 1996.

(16)     REGULATORY  CAPITAL

     The Financial Institution Reform, Recovery and Enforcement Act (FIRREA) of 1989 requires institutions to have a minimum regulatory tangible capital ratio equal to 1.5% of adjusted total assets, a minimum 3% core capital ratio and a 8% total risk-based capital ratio. At December 31, 1997, the Association exceeded all minimum capital requirements for tangible, core and risk-based capital as shown in the table below.

     The Federal Deposit Insurance Corporation Improvement Act (FDICIA) of 1991 was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA include significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting and operations.

     The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly under capitalized," and "critically undercapitalized."

     To be considered "well capitalized" an institution must generally have a core capital ratio of at least 5% and a total risk-based capital ratio of at least 10%. Additionally, FDICIA imposed in 1994 a new Tier 1 risk-based capital ratio of at least 6% to be considered "well capitalized." At December 31, 1997, the Association exceeds all these requirements s shown in the table below.


                                                                     (Continued)

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               PALOMAR SAVINGS AND LOAN ASSOCIATION AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                           December 31, 1997 and 1996



     The following table compares the capital amounts of the Association as calculated according to both FIRREA and FDICIA regulatory capital requirements at December 31, 1997:

                                           FIRREA                                FDICIA
                          --------------------------------------  ---------------------------------------
                                                     Total-risk                Tier 1 risk   Total risk-
                            Tangible       Core         based      Leverage       based         based
                            capital       capital      capital      capital      capital       capital
                          ------------  -----------  -----------  -----------  ------------  ------------

Stockholder's equity
 capital                    5,525,710    5,525,710    5,525,710    5,525,710     5,525,710     5,525,710
Unrealized gains on
  securities available-
  for-sale, net               (31,169)     (31,169)     (31,169)     (31,169)      (31,169)      (31,169)
General loan loss
  allowance                       ---          ---      561,000          ---           ---       561,000
                          ------------  -----------  -----------  -----------  ------------  ------------

Regulatory capital
 measure                    5,494,541    5,494,541    6,055,441    5,494,541     5,494,541     6,055,441
Regulatory capital
 required                  (1,179,000)  (2,357,000)  (3,591,000)  (3,929,000)   (2,693,000)   (4,489,000)
                          ------------  -----------  -----------  -----------  ------------  ------------
Regulatory capital in
 excess of required
 regulatory capital       $ 4,315,541    3,139,541    2,444,541    1,565,541     2,801,541     1,566,541
                          ============  ===========  ===========  ===========  ============  ============

Total tangible assets     $78,568,000   78,568,000                78,568,000
                          ============  ===========               ===========

Total risk-weighted
 assets                                              44,875,000                 44,875,000    44,875,000
                                                     ===========               ============  ============

Regulatory capital
 ration requirements:
   OTS                            1.5%           3%           8%          --            --            --
   FDICIA (well
    capitalized)                   --           --           --          5.0%          6.0%         10.0%
   Association's
    capital ratios                7.0%         7.0%        12.5%         7.0%         12.2%         13.5%


     Deposits in the Association are presently insured by the Savings Association Insurance Fund (SAIF). The Association's regular assessment rate and the premiums paid to the SAIF for the year ended December 31, 1997 were 9.41 basis points and $67,000, respectively. In September 1996, the Association recorded a one-time special assessment of $506,000 payable to the SAIF in accordance with the enactment of the Direct Insurance Funds Act of 1995. This assessment was based on a rate of 65.7 basis points applied to the Association's SAIF assessable deposits as of March 31, 1995.

(17)  Subsequent  Events

     On October 27, 1997, the Board of Directors of the Association approved a 5% stock dividend on issued and outstanding shares. The dividend was issued on February 18, 1998 to the stockholders of record at the close of business on February 2, 1998. All references to the number of shares, except shares authorize have been restated to reflect the stock dividend for all periods presented.

     On December 14, 1998, the Association finalized a merger agreement with Community West Bancshares (CWB), tendering all the shares of its outstanding guarantee stock in exchange for shares of the common stock of CWB.

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